EXHIBIT 10.4

CONFIDENTIAL TREATMENT REQUESTED

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PERFORMANCE AWARD AGREEMENT UNDER THE

DYNACQ HEALTHCARE, INC. YEAR-2000 STOCK INCENTIVE PLAN

THIS AWARD AGREEMENT is made and entered into as of July 25, 2008 (the “Date of Grant”), by and between Dynacq Healthcare, Inc. (the “Company”), and ****** (“Grantee”). To the extent not specifically defined in this Award Agreement, all capitalized terms used in this Award Agreement will have the same meanings ascribed to them in the Plan.

BACKGROUND

A.    The Board has adopted, and the Company’s shareholders have approved, the Dynacq Healthcare, Inc. Year-2000 Stock Incentive Plan (the “Plan”), pursuant to which Performance Share incentive awards may be granted to Grantees of the Company and its Subsidiaries and certain other individuals.

B.    The Company or one of its Subsidiaries has agreed to employ the Grantee and, as an inducement to Grantee accepting such employment, has agreed to grant to Grantee a Performance Award under the terms of the Plan.

C.    Grantee has agreed to accept such employment and the grant of the Performance Award under the terms of the Plan and as contained herein.

D.    Pursuant to the Plan, the Company and Grantee agree as follows:

AGREEMENT

1.    Grant of Award. The Company hereby grants to Grantee a Performance Award of up to 1,000,000 Performance Shares, based on the Performance Objectives and subject to the terms, conditions, and adjustments set forth in this Award Agreement. The Performance Award will be equal to *******************. The Committee or its designee shall certify in writing that these Performance Objectives have been met prior to the payment of the Performance Award to Grantee.

2.    Payment of Award. The Performance Award shall be paid exclusively in Performance Shares, to be paid to Grantee each fiscal quarter during the Performance Cycle. The number of Performance Shares to be paid to Grantee shall be determined by dividing the Performance Award for such quarter by $3.74, which represents the Fair Market Value of a share of Company Common Stock on the Date of Grant. Subject to early termination of this Award Agreement pursuant to the terms hereof, as soon as practicable but in no event later than 90 days following the end of each fiscal quarter during the Performance Cycle and during the fiscal quarter following the end of such Performance Cycle, the Company will deliver to Grantee one share of Company Common Stock for each Performance Share earned under this Award Agreement for such period. Any fractional share amount shall be rounded down to the nearest

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EXHIBIT 10.4

whole share. A portion of the Performance Award may be withheld to satisfy the payment of taxes if required by law. The Committee shall cause stock certificates to be delivered to the Grantee with respect to such Performance Shares, free of restrictions on transfer.

3.    Award Subject to Plan. This Award is granted under, and is expressly subject to, the terms and provisions of the Plan, as amended from time to time, which terms are incorporated herein by reference, and this Award Agreement.

4.    Performance Cycle. The Performance Cycle for this Award shall begin on the Date of Grant and end on the earlier to occur of (i) ten (10) years after the Date of Grant, or (ii) the issuance to Grantee of the maximum of 1,000,000 Performance Shares granted under this Award Agreement.

5.    Termination of Employment. This Award Agreement will terminate effective upon the termination of employment of Grantee with the Company or any of its Subsidiaries. If Grantee’s employment terminates for any reason after the end of the Performance Cycle but before Grantee’s receipt of Performance Shares due him for the previous quarter, Grantee will be entitled to receive any Performance Shares payable under Section 2 of this Award Agreement. If Grantee’s employment terminates before the end of the Performance Cycle on account of death, Disability, Retirement or termination by the Company without Cause, any Performance Award due hereunder shall be calculated based on **************** through the date of termination of employment of Grantee, and any Performance Shares shall be awarded to Grantee or his estate, successor or legal representative, as the case may be, based on such calculation.

6.    Change in Control. Notwithstanding the foregoing or any provision of the Plan to the contrary, upon a Change in Control prior to the date on which the Performance Cycle ends:

(i)	Provided that either Grantee continues to be actively employed by the Company or any Subsidiary on the date of such Change in Control, or such Grantee’s employment was terminated on account of death, Disability or Retirement prior to such Change in Control, the Performance Award and the payment thereof shall be unaffected by such Change in Control and this Award Agreement shall continue in full force and effect.

(ii)	If Grantee’s employment was terminated by the Company without Cause prior to or effective upon such Change in Control and the Performance Objectives are ultimately achieved for the fiscal quarter in which the Change in Control occurred, the Performance Award due under Section 2 hereof shall be paid and Performance Shares shall be awarded to Grantee for the entire the Performance Cycle during which the Change in Control occurred.

7.    Grantee Rights. Unless and until the Performance Shares are paid pursuant to Section 2 hereof, Grantee shall have no rights to own, hold, vote, receive dividends or

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EXHIBIT 10.4

distributions on or enjoy or exercise other rights of ownership regarding the Performance Shares. This Award Agreement shall not obligate the Company to continue the employment of Grantee for any specified period of time; Grantee is an “at will” employee of the Company or any of its Subsidiaries.

8.    Non-Transferability. Neither this Award nor any rights under this Award Agreement may be assigned, transferred, or in any manner encumbered, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, will be void and of no effect.

9.    Independent Legal and Tax Advice. Grantee has and will obtain dependent legal and tax advice regarding the grant and exercise of this Award and the disposition of the Performance Shares acquired hereby.

10.    Amendment. This Award may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

11.    Venue; Choice of Law. Venue for any action arising hereunder shall be exclusively in the federal and state courts of Harris County, Texas. To the extent that federal laws do not otherwise control, this Award Agreement and all determinations made and actions taken hereunder shall be governed by the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and construed accordingly.

12.    Supersedure. This Award Agreement shall supersede and replace all prior oral agreements and understandings, and any written agreements or understandings not set forth in an Award Agreement in the form of a formal agreement substantially identical to this Award Agreement between the Company an the Grantee regarding the grant of any Award under the Plan.

An authorized representative of the Company has signed this Award Agreement, and Grantee has signed this Award Agreement to evidence Grantee’s acceptance of the Award on the terms specified in this Award Agreement, all as of the Date of Grant. By signing this Award Agreement, Grantee acknowledges receipt of a copy of the Plan and the related Plan Prospectus. The Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all terms and conditions of this Award Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors on any questions arising under the Plan.

DYNACQ HEALTHCARE, INC.

By:_/s/__Philip Chan

Philip Chan, CFO

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EXHIBIT 10.4

GRANTEE:

__/s/ ***********

Print Name: ***********